Exhibit 99.1

Critical Path Announces 2005 Third Quarter Results

Record Results—Cash Flow Positive; Continued Improvement in GAAP Results;

Profitable on Adjusted EBITDA Basis

SAN FRANCISCO, Calif. (October 31, 2005) – Critical Path, Inc. (Nasdaq: CPTH), a leading provider of messaging software and services, today announced unaudited financial results for the third quarter ended September 30, 2005.

“I am pleased to announce Critical Path’s best quarter ever,” said Mark Ferrer, CEO and Chairman, Critical Path. “Since beginning to execute on our consumer messaging strategy in July of 2004, we have been on a steady march to profitability. This quarter marks the start of a new chapter in Critical Path’s future as we position the company to capitalize on the growing market for consumer messaging with exciting new offerings and a manageable cost structure.”

Revenue

For the third quarter of 2005, revenues were $17.1 million, compared to $17.1 million in the second quarter of 2005 and $17.5 million in the third quarter of 2004.

GAAP Results

For the third quarter of 2005 the net loss, based on U.S. generally accepted accounting principles (GAAP), which excludes accretion of mandatorily redeemable preferred stock (a non-cash item related to our outstanding preferred stock), for the third quarter of 2005 was $1.0 million or $0.03 per share, compared to a net loss of $1.5 million or $0.05 per share in the second quarter of 2005 and a net loss of $26.2 million or $1.24 per share in the third quarter of 2004. For the third quarter of 2005, total cost of net revenues and operating expenses, based on GAAP, were $18.2 million, compared to $20.0 million in the second quarter of 2005 and a 34% decline from $27.7 million in the third quarter of 2004.

For the third quarter of 2005, net loss attributable to common shareholders, based on GAAP, which includes accretion of mandatorily redeemable preferred stock (a non-cash item related to our outstanding preferred stock), was $4.5 million or $0.13 per share, compared to a net loss of $8.1 million or $0.27 per share in the second quarter of 2005 and a net loss of $30.4 million or $1.43 per share in the third quarter of 2004.

Adjusted EBITDA Results

For the third quarter of 2005, net income, on an adjusted EBITDA basis, was $0.3 million, or $0.01 per share, compared to a loss of $0.7 million or $0.02 per share in the second quarter of 2005 and a loss of $4.9 million or $0.23 per share in the third quarter of 2004. For the third quarter of 2005, total cost of net revenues and operating expenses on an adjusted EBITDA basis was $16.7 million, compared to $17.8 million for the second quarter of 2005 and $22.4 million for the third quarter of 2004. Adjusted EBITDA results, a non-GAAP metric we use to measure the performance of our business, is earnings before interest income (expense), provision for income taxes, depreciation and amortization adjusted to exclude other items, such as other income (expense), restructuring and other expenses, stock-based expenses, loss on extinguishment of debt and accretion on mandatorily redeemable preferred stock.

“Adjusted EBITDA results are a good measure of the company’s operating performance, and on this basis, our operations were profitable in Q3,” said Jim Clark, CFO, Critical Path. “We have achieved these results through our significant improvement in gross margins, continuous cost containment, stable revenues and our focus on consumer messaging. Results have been in line with guidance for the fifth quarter in a row, and we look forward to maintaining this credible track record.”

As of September 30, 2005, the Company’s cash and cash equivalents totaled $20.5 million, compared to $16.9 million at June 30, 2005 – a $3.6 million improvement driven from operations.

“Of course, cash flow is one of the cleanest indicators of performance, and we are particularly proud to have achieved an increase in our cash position during the quarter,” said Jim Clark.

Third Quarter 2005 Highlights

•	Profitability Achieved: Third quarter 2005 results turned the Company profitable on an adjusted EBITDA basis.

•	Cash Flow Positive: Net cash increased $3.6 million sequentially, driven from operations.

•	Memova™ Momentum: Revenue from licensed software, including the Company’s Memova™ consumer messaging solutions, continues to grow. Q3 was the second quarter in a row and the third out of the last four quarters that licensed revenue increased sequentially. In the quarter, Indosat launched Memova Mobile to the Indonesian mass market, and Critical Path signed a new Memova Mobile deal with a European service provider.

Guidance

The Company currently expects revenue for the fourth quarter of 2005 to be in the range of $16.0 to $18.0 million. This guidance is on an adjusted EBITDA (non-GAAP) basis as described above. If the Company is successful in delivering the middle to high end of its revenue range, it expects total gross margins in the fourth quarter to be in the range of 52% to 57%. Additionally, the Company expects its operating expenses to be in the range of $9.0 to $9.5 million in the fourth quarter of 2005.

The Company currently expects cash balances at December 31, 2005 to decline slightly from balances at September 30, 2005 primarily due to European corporate income tax payments in the fourth quarter.

Regulation G

Due to the forward-looking nature of the projections of gross margins and operating expenses on an adjusted EBITDA basis given directly above, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP measures is not available without unreasonable effort. The Company believes that the information necessary to reconcile the non-GAAP financial measures to GAAP, such as future restructuring costs, if any, other income (expense), interest income and expense, stock-based expenses and accretion on mandatorily redeemable preferred stock, are not reasonably estimable or predictable.

The Company uses both GAAP and non-GAAP metrics to measure its financial results. The non-GAAP metrics used are: income (loss) on an adjusted EBITDA basis, both cost of revenues and operating expenses on an adjusted EBITDA basis and Memova Anti-Abuse sales bookings. The most directly comparable GAAP measures are the net loss attributable to common shareholders, cost of net revenues and operating expenses and net revenues, respectively. The adjusted EBITDA results exclude interest income (expense), provision for income taxes, depreciation and amortization as well as other items such as other income (expense), net, restructuring and other expenses, stock-based expenses, loss on extinguishment of debt and accretion on mandatorily redeemable preferred stock. Memova Anti-Abuse sales bookings are the billable value of contracts for such products closed in the period. There is no difference between adjusted EBITDA and GAAP revenues. Management believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. In addition, management believes these non-GAAP metrics are useful to investors because they remove unusual and nonrecurring charges that occur in the affected period and provide a basis for measuring the Company’s financial condition against other quarters. Since the Company has historically reported non-GAAP results to the investment community, management also believes the inclusion of non-GAAP measures provides consistency in its financial reporting. However, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The calculations for these non-GAAP metrics are in the alternative measurement reconciliation table below.

Conference Call

Critical Path will host a conference call on Monday, October 31, 2005, at 4:15 p.m. Eastern Time to discuss the financial results for the third quarter ended September 30, 2005. The conference call is scheduled to last up to one hour. Those who would like to participate should dial +1 877-231-3543 (within the U.S. and Canada) or +1 706-634-1329 (from outside the U.S. and Canada) five to ten minutes prior to the scheduled start time (no passcode is needed). In addition, the conference call and a subsequent replay will be available via Web cast from the Company’s Web site, http://www.criticalpath.net/en/31/webcasts/. A replay of the conference call will also be available by telephone for fourteen days following the call. To access the telephone replay, please dial +1 800-642-1687 (within the U.S. and Canada) or +1 706-645-9291 (from outside the U.S. and Canada) and use conference ID 1997111. The Web cast and earnings release will be available on the Company’s Web site for twelve months following the conference call.

About Critical Path, Inc.

Critical Path’s Memova™solutions provide a new and improved email experience for millions of consumers worldwide, helping mobile operators, broadband and fixed-line service providers unlock the potential of email in the mass market. Memova™ Mobile gives consumers instant, on-the-go access to the messages that matter most. Featuring industry-leading anti-spam and anti-virus technology, Memova™ Anti-Abuse protects consumers against viruses and spam. Memova™ Messaging provides consumers with a rich email experience, enabling service providers to develop customized offerings for high-speed subscribers. Headquartered in San Francisco with offices around the globe, Critical Path’s messaging solutions are deployed by more than 200 service providers throughout the world. More information is available at www.criticalpath.net.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements by the Company and its executives regarding the performance of our product and service offerings, our expected revenue results, gross margins and operating expenses for the third and fourth fiscal quarters of 2005, the ability of our customers to achieve cost savings and improve revenues in the provision of services, industry trends, market and customer requirements, the ability of our products and services to meet the business needs of our customers and compete favorably in the marketplace, management of spending levels, the market for products and services like ours and the performance of our senior management in achieving strategic goals. The words and expressions “look forward to,” “will,” “expect,” “plan,” “believe,” “seek,” “strive for,” “anticipate,” “hope,” “estimate” and similar expressions are intended to identify the Company’s forward-looking statements. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks include, but are not limited to, our evolving business strategy and the emerging and changing nature of the market for our products and services, our ability to deliver on our sales objectives, the ability of our technology and our competitors’ technologies to address customer demands, changes in economic and market conditions, and software and service design defects. These and other risks and uncertainties are described in more detail in the Company’s filings with the U.S. Securities and Exchange Commission (www.sec.gov) made from time to time including Critical Path’s Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2004, its Quarterly Reports on Form 10Q for the three months ended March 31, 2005 and June 30, 2005, its Current Reports on Form 8-K, as may be amended from time to time, and all subsequent filings with the United States Securities and Exchange Commission (www.sec.gov). The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

Note to Editors: Critical Path, the Critical Path logo, Memova and the Memova logo are the trademarks of Critical Path, Inc. All other trademarks are the property of their respective holders.

Contact Information

For Reporters and Editors:	For Investors:
Critical Path, Inc.	Critical Path, Inc.
Michelle Weber	Investor Relations
415.541.2575	415.541.2619
pr@criticalpath.net	ir@criticalpath.net
www.criticalpath.net	www.criticalpath.net

Critical Path, Inc.

Condensed Consolidated Balance Sheets

	December 31, 2004	June 30, 2005	September 30, 2005
	(in thousands; unaudited)
ASSETS
Current assets
Cash and cash equivalents	$23,239	$16,857	$20,486
Accounts receivable, net	19,667	19,661	13,274
Other current assets	4,567	3,767	3,391

Total current assets	47,473	40,285	37,151
Property and equipment, net	11,379	7,244	6,302
Goodwill	6,613	6,613	6,613
Other assets	3,734	2,007	1,956

Total assets	$69,199	$56,149	$52,022

LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$4,973	$4,988	$2,439
Accrued expenses	23,207	19,536	20,726
Deferred revenue	9,978	11,576	9,489
Capital lease and other obligations, current	1,067	355	137
Notes payable, current	5,565	—	—

Total current liabilities	44,790	36,455	32,791
Deferred revenue long-term	173	71	970
Notes payable, long-term	8,875	16,698	17,585
Other liabilities, long-term	—	—	46
Embedded derivative liability	5,173	2,402	2,527

Total liabilities	59,011	55,626	53,919

Mandatorily redeemable preferred stock	122,377	116,248	116,874

Total shareholders’ deficit	(112,189)	(115,725)	(118,771)

Total liabilities and shareholders’ deficit	$69,199	$56,149	$52,022

Critical Path, Inc.

Condensed Consolidated Statement of Operations on a United States GAAP Basis

	Three months ended			Nine months ended September 30,
	September 30, 2004	June 30, 2005	September 30, 2005	2004	2005
	(in thousands, except per share amounts; unaudited)
NET REVENUE
SW licensing	$4,744	$4,771	$5,593	$14,403	$14,810
Hosted messaging	4,621	3,528	3,309	12,675	12,048
Professional services	3,092	3,727	3,119	8,687	9,929
Maintenance and support	5,038	5,083	5,059	15,825	14,842

Total net revenue	17,495	17,109	17,080	51,590	51,629

COST OF NET REVENUE
SW licensing	1,322	1,035	1,364	3,941	3,606
Hosted messaging	5,995	3,766	3,036	18,946	11,927
Professional services	2,667	2,318	2,270	8,796	6,993
Maintenance and support	1,422	1,550	1,442	4,193	4,542
Stock-based expense	—	43	63	5	168
Restructuring and other expenses	—	—	—	175	—

Total cost of net revenue	11,406	8,712	8,175	36,056	27,236

GROSS PROFIT	6,089	8,397	8,905	15,534	24,393

OPERATING EXPENSES
Selling and marketing	5,242	3,926	4,206	18,216	12,780
Research and development	5,260	3,644	2,910	16,383	11,446
General and administrative	2,854	3,356	2,558	9,746	9,829
Stock-based expense	308	212	292	1,561	749
Restructuring expense	2,590	168	40	4,799	1,847

Total operating expenses	16,254	11,306	10,006	50,705	36,651

OPERATING LOSS	(10,165)	(2,909)	(1,101)	(35,171)	(12,258)

Other income (expense), net	(2,781)	2,395	1,357	7,448	5,598
Interest income (expense)	(342)	(907)	(918)	(3,815)	(2,483)
Loss on extinguishment of debt	(12,783)	—		(12,783)	—

Loss before provision for income taxes	(26,071)	(1,421)	(662)	(44,321)	(9,143)

Provision for income taxes	(88)	(116)	(364)	(900)	(789)

NET LOSS	(26,159)	(1,537)	(1,026)	(45,221)	(9,932)

Accretion on mandatorily redeemable preferred stock	(4,193)	(6,516)	(3,519)	(10,689)	(15,311)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(30,352)	$(8,053)	$(4,545)	$(55,910)	$(25,243)

Basic and diluted net loss per share	$(1.24)	$(0.05)	$(0.03)	$(2.15)	$(0.33)

Basic and diluted net loss per share attributable to common shareholders	$(1.43)	$(0.27)	$(0.13)	$(2.65)	$(0.83)

Shares used in the basic and diluted per share calculations	21,171	29,369	34,557	21,075	30,452

Critical Path, Inc.

Condensed Consolidated Statement of Operations on a Non-GAAP (Adjusted EBITDA*) Basis

	Three months ended			Nine months ended September 30,
	September 30, 2004	June 30, 2005	September 30, 2005	2004	2005
	(in thousands, except per share amounts; unaudited)
NET REVENUE
SW licensing	$4,744	$4,771	$5,593	$14,403	$14,810
Hosted messaging	4,621	3,528	3,309	12,675	12,048
Professional services	3,092	3,727	3,119	8,687	9,929
Maintenance and support	5,038	5,083	5,059	15,825	14,842

Total net revenue	17,495	17,109	17,080	51,590	51,629

COST OF NET REVENUE
SW licensing	1,321	1,035	1,364	3,940	3,606
Hosted messaging	5,034	3,007	2,286	15,726	9,179
Professional services	2,637	2,295	2,260	8,668	6,931
Maintenance and support	1,403	1,541	1,435	4,132	4,507

Total cost of net revenue	10,395	7,878	7,345	32,466	24,223

GROSS PROFIT	7,100	9,231	9,735	19,124	27,406

OPERATING EXPENSES
Selling and marketing	5,093	3,806	4,140	17,616	12,423
Research and development	4,125	3,111	2,721	13,488	9,072
General and administrative	2,781	3,036	2,532	8,769	9,355

Total operating expenses	11,999	9,953	9,393	39,873	30,850

ADJUSTED EBITDA INCOME (LOSS)	$(4,899)	$(722)	$342	$(20,749)	$(3,444)

Basic adjusted EBITDA income (loss) per share	$(0.23)	$(0.02)	$0.01	$(0.98)	$(0.11)

Diluted adjusted EBITDA income (loss) per share	$(0.23)	$(0.02)	$0.01	$(0.98)	$(0.11)

Shares used in the basic per share calculations	21,171	29,369	34,557	21,075	30,452

Shares used in the diluted per share calculations	21,171	29,369	34,604	21,075	30,452

*	Excludes interest income (expense), provision for income taxes, depreciation and amortization adjusted to exclude other items such as restructuring and other expenses, stock-based expenses other income (expense), net, loss on extinguishment of debt and and accretion on mandatorily redeemable preferred stock.

Critical Path, Inc.

Alternative Measurements Reconciliation

The following table provides a reconciliation between the Company’s Non-GAAP results and Adjusted

EBITDA Income (Loss) to the Company’s Condensed Consolidated Statement of Operations on a United States GAAP basis.

	Three months ended			Nine months ended September 30,
	September 30, 2004	June 30, 2005	September 30, 2005	2004	2005
	(in thousands, except per share amounts; unaudited)
Adjusted EBITDA income (loss)	$(4,899)	$(722)	$342	$(20,749)	$(3,444)
Interest income (expense)	(342)	(907)	(918)	(3,815)	(2,483)
Provision for income taxes	(88)	(116)	(364)	(900)	(789)
Depreciation and amortization	(2,368)	(1,764)	(1,048)	(7,306)	(6,050)
Restructuring and other expenses	(2,590)	(168)	(40)	(4,974)	(1,847)
Non-cash severance	—	—	—	(576)	—
Stock-based expenses	(308)	(255)	(355)	(1,566)	(917)
Other income (expense), net	(2,781)	2,395	1,357	7,448	5,598
Loss on extinguishment of debt	(12,783)	—	—	(12,783)	—

Net loss	(26,159)	(1,537)	(1,026)	(45,221)	(9,932)
Accretion on mandatorily redeemable preferred stock	4,193	6,516	3,519	10,689	15,311

Net loss attributable to common shareholders	$(30,352)	$(8,053)	$(4,545)	$(55,910)	$(25,243)

Basic and diluted net loss per share	$(1.24)	$(0.05)	$(0.03)	$(2.15)	$(0.33)

Basic and diluted net loss per share attributable to common shareholders	$(1.43)	$(0.27)	$(0.13)	$(2.65)	$(0.83)

Shares used in the basic and diluted per share calculations	21,171	29,369	34,557	21,075	30,452

The following table provides a reconciliation between the total cost of net revenues and operating expenses on an Adjusted EBITDA basis to the Company’s cost of revenues and operating expenses on a United States GAAP basis.

	Three months ended			Nine months ended September 30,
	September 30, 2004	June 30, 2005	September 30, 2005	2004	2005
	(in thousands, except per share amounts; unaudited)
Total cost of net revenues and operating expenses on an Adjusted EBITDA basis	$22,394	$17,831	$16,738	$72,339	$55,073
Depreciation and amortization	(2,368)	(1,764)	(1,048)	(7,306)	(6,050)
Restructuring expenses	(2,590)	(168)	(40)	(4,974)	(1,847)
Non-cash severance	—	—	—	(576)	—
Stock-based expenses	(308)	(255)	(355)	(1,566)	(917)

Total cost of net revenues and operating expenses on a United States GAAP basis	$27,660	$20,018	$18,181	$86,761	$63,887